UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Beacon Roofing Supply, Inc. (the “Company”) is party to an Amended and Restated Credit Agreement dated as of January 2, 2018 with Wells Fargo Bank, National Association, as administrative agent, certain subsidiaries of the Company as borrowers, and the other lenders party thereto, providing for a senior secured asset-based revolving credit facility with a commitment of $1.3 billion (the “Revolving Credit Facility”). The maturity date of the loans under the Revolving Credit Facility is January 2, 2023.

A description of the material terms of the Revolving Credit Facility is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2018, which is incorporated in this Item 2.03 by reference.

As of December 31, 2019, approximately $223.2 million was outstanding under the Revolving Credit Facility and there was $13.0 million in outstanding letters of credit. In the current quarter, we made additional borrowings under the Revolving Credit Facility, and on March 26, 2020, we borrowed additional amounts under the Revolving Credit Facility so that a total of $1.0 billion (including $13.0 million in letters of credit) is currently outstanding. After the draw, the Company maintains approximately $185 million of additional borrowing capacity (subject to the borrowing base) under the Revolving Credit Facility.  The current interest rate for borrowings under the Revolving Credit Facility is approximately 2.1%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 pandemic. The proceeds from the incremental Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet, resulting in additional cash and cash equivalents from the draw of approximately $725 million as of April 1, 2020.

Item 7.01	Regulation FD Disclosure

On April 1, 2020, the Company issued a press release regarding the recent Revolving Credit Facility draw‑downs. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.  The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
99.1	Beacon Roofing Supply, Inc. press release dated April 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: April 1, 2020	By:	/s/ JOSEPH M. NOWICKI
Joseph M. Nowicki
Executive Vice President & Chief Financial Officer